SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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         Date of Report (Date of earliest event reported): June 16, 2000








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

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
                   Florida                            333-67787                         59-3396369
        (State or other jurisdiction          (Commission File Number)                 (IRS Employer
              of incorporation)                                                     Identification No.)


                               450 South Orange Avenue                                  32801
                                  Orlando, Florida                                   (Zip Code)
                      (Address of principal executive offices)

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       Registrant's telephone number, including area code: (407) 650-1000


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Item 2.       Acquisition or Disposition of Assets.

         Palm Desert Portfolio. On June 16, 2000, the Company acquired two hotel Properties. The Properties are a Courtyard by Marriott and a Residence Inn by Marriott, both located in Palm Desert, California (the "Courtyard Palm Desert Property" and the "Residence Inn Palm Desert Property").

         The Company acquired the Palm Desert Properties for an aggregate purchase price of $30,250,000 from PDH Associates LLC. In connection with the purchase of the two Properties, the Company, as lessor, entered into a long-term lease agreement. Both hotels are managed by Marriott International, Inc. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease is approximately 15 years.

o At the end of the initial lease term, the tenant will have two consecutive renewal options of ten years each.

o The lease requires minimum rent payments to the Company of $1,351,000 per year for the Courtyard Palm Desert Property and $1,674,000 per year for the Residence Inn Palm Desert Property.

o In addition to minimum rent, for each lease year after the second lease year, the lease will require percentage rent equal to seven percent of room revenues, in excess of room revenues for the second lease year.

o A security deposit equal to approximately $419,000 for the Courtyard Palm Desert Property and approximately $519,000 for the Residence Inn Palm Desert Property has been retained by the Company as security for the tenant's obligations under the leases.

o The tenant of the Courtyard Palm Desert and Residence Inn Palm Desert Properties has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the hotel Properties (the "FF&E Reserve"). Deposits to the FF&E Reserve are made monthly as follows: 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has guaranteed the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the third lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $3,025,000. Upon acquisition of the Gaithersburg Property, the Merrifield Property and the Newark Property, as described in the Prospectus under the heading "Business-- Pending Investments," the maximum amount of the guarantee will increase to $6,405,400 and the guarantee will cover minimum rent payments for the pending investments listed above and the Mira Mesa Property, in addition to the Palm Desert Properties (collectively, the "Pooled Properties"). From this time, net operating income from all of the Pooled Properties will be pooled in determining whether the Pooled Properties' aggregate net operating income exceeds the aggregate minimum rent due under the leases by 25%.

o In addition, upon the acquisition of the Little Lake Bryan Properties, as described in the Prospectus under the heading "Business -- Pending Investments," the leases for the Little Lake Bryan Properties will contain cross-default terms with respect to the leases for the Pooled Properties, meaning that if the tenant to any of the Little Lake Bryan Properties or the Pooled Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all of the Little Lake Bryan Properties and the Pooled Properties, regardless of whether the tenant of any such Property is under default under its lease.

         The federal income tax basis of the depreciable portion of the Courtyard Palm Desert Property and the Residence Inn Palm Desert Property is approximately $12,109,000 and $14,680,000, respectively.



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         The Courtyard Palm Desert Property, which opened in September 1999, has
151 guest rooms, three meeting rooms, a 60-seat dining room and lounge/bar area, tennis  courts,  exercise room,  pool and putting green.  The Residence Inn Palm
Desert  Property,  which opened in February 1999, has seven two-story  buildings with 130 guest suites and a separate  building with a lobby,  hearth room, three meeting  rooms and a ballroom.  Additional  amenities  include a swimming  pool, whirlpool,  two tennis  courts and a putting  green.  The hotel  Properties  are located in the Coachella  Valley,  which  according to  Hospitality  Real Estate
Counselors,  Inc. (HREC) is one of the fastest growing areas in California.  The
Residence  Inn  and  Courtyard  Properties  are  the  first  new  hotels  to  be constructed  in Palm  Desert in ten years.  Approximately  110 miles east of Los
Angeles,  the  Coachella  Valley  is a  tourist  destination  noted for its warm climate,  recreational  activities and the San Jacinto, Santa Rosa and Chocolate mountain ranges that border the area. Leisure and residential development define the  immediate  surroundings  of the  two  hotels.  Both of the  Properties  are adjacent  to the Desert  Willow Golf Resort and within  close  proximity  to the
Desert Springs  Marriott  Resort and Spa.  Guests of the hotels have  convenient access to four golf courses,  all within one mile of the hotels.  The Properties are accessible by Interstate  10, the major highway in the area.  Airport access to the area  includes  Palm  Springs  Regional  Airport,  Ontario  International
Airport and Los Angeles International  Airport. Other lodging facilities located in  proximity  to the  Courtyard  Palm  Desert  and  Residence  Inn Palm  Desert
Properties  include the Marriott Desert Springs,  an Embassy Suites,  the Shadow
Mountain  Resort,  the  Indian  Wells  Resort,  the  Miramonte  Resort  and  the
Renaissance  Esmeralda.  The average occupancy rate, the average daily room rate and the  revenue  per  available  room for the  periods  the  hotels  have  been operational are as follows:
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                          Courtyard Palm Desert Property                               Residence Inn Palm Desert Property
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                    Average           Average             Revenue            Average           Average             Revenue
                   Occupancy        Daily Room         per Available        Occupancy        Daily Room         per Available
    Year             Rate              Rate                Room               Rate              Rate                Room
--------------   --------------    --------------     ----------------    --------------    --------------     ----------------
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        *1999         50.50%          $  92.33              $46.62             50.50%           $122.25            $  61.74
       **2000         82.60%            114.39               94.53             74.80%            166.55              124.54
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*        Data for the  Courtyard  Palm  Desert  Property  represents  the period
         September 1, 1999 through  December 31, 1999 and data for the Residence
         Inn Palm  Desert  Property  represents  the period  February  19,  1999 through December 31, 1999.
**       Data for 2000  represents  the period January 1, 2000 through April 30,
         2000.

         The Company believes that the results achieved by the Properties for 1999, as shown in the table above, are not indicative of their long-term operating potential, as the Properties had only been open since September and February 1999, respectively.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                     CNL HOSPITALITY PROPERTIES, INC.


Dated:  June 26, 2000                By:       /s/ Robert A. Bourne
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                                              ROBERT A. BOURNE, President